Exhibit 10.10

STOCK CANCELLATION AGREEMENT

This Stock Cancellation Agreement (the “Agreement”) is made effective as of May 30, 2026 (the “Effective Date”), by and among Innovative Digital Investors Acquisition Corp., a Nevada corporation (the “Company”), and the holders of Founder Shares (defined below) signatory hereto (the “Holders” and together with the Company, the “Parties”).

WHEREAS, the Company initially contemplated conducting an initial public offering of $200,000,000 of shares of common stock of the Company, which has been reduced to an initial public offering of $125,000,000 of shares of common stock of the Company (the “IPO”); and

WHEREAS, as a result of the reduction in the size of the IPO, the Company and the Holders intend that the total number of shares issued to founders of the Company (the “Founder Shares”) be reduced from 8,250,000 to 6,095,000, and that the aggregate number of shares issued to the Holders be reduced accordingly, as set forth in Exhibit A hereto (the “Subject Shares”), resulting in the cancellation of 2,155,000 shares of common stock of the Company.

NOW, THEREFORE, in consideration of the mutual promises, covenants, and obligations stated below, the Parties agree as follows:

1.             Cancellation of Shares. Subject to the terms and conditions of this Agreement, including the reimbursement of payments as set forth on Exhibit A hereto, the Holders agree to, and hereby do, surrender, assign and transfer to the Company, and the Company agrees to accept from the Holder, the Subject Shares, and the Company agrees to, and hereby does, cancel and waive any rights to payment for the Subject Shares and shall restore such shares to the authorized but unissued capital stock of the Company.

2.             Holders’ Representation. Each Holder represents to the Company that, immediately prior to the surrender of the Subject Shares hereunder by such Holder, such Holder owns all right, title and interest in and to such Subject Shares, free of all liens and encumbrances, other than restrictions on transfer imposed by applicable laws, and that no person has any option, warrant or other right to acquire any Subject Shares.

4.             Company Representation. The Company represents that the acceptance of the Subject Shares hereunder will not cause the Company to be unable to pay its debts as they become due in the usual course of the Company’s business.

5.             Miscellaneous.

(a)           This Agreement may be amended by written agreement of the Parties.

(b)           The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by, successors and assigns of the Parties.

(c)           This Agreement shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws and decisions of the State of Nevada, without regards to its conflict-of-law provisions.

(d)           This Agreement may be executed in two or more counterparts and by facsimile or electronic signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

(e)           This Agreement constitutes the entire agreement between the Parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the Parties hereto are expressly superseded.

(f)            Each Party is responsible for seeking its own independent advice regarding the tax consequences of the transactions contemplated herein, and represents that it is not relying on the other Party hereto with respect to its understanding of any such consequences or of the applicability of any tax laws of any jurisdiction in which either may reside.

IN WITNESS WHEREOF, the Parties hereto have executed this Stock Cancellation Agreement as of the day and year first set forth above.

INNOVATIVE DIGITAL INVESTORS ACQUISITION CORP.

By:	/s/ Jonathan Bates
Jonathan Bates
Title:	Chief Executive Officer

HOLDERS:

INNOVATIVE DIGITAL INVESTORS, LLC

By:	/s/ Jonathan Bates
Name:	Jonathan Bates
Title:	Manager

FG MERCHANT PARTNERS

By:	/s/ D. Kyle Cerminara
Name:	D. Kyle Cerminara

/s/ Jonathan Bates
Jonathan Bates

/s/ Hassan Sajjad Baqar
Hassan Sajjad Baqar

/s/ Scott D. Wollney
Scott D. Wollney

/s/ Andrew B. McIntyre
Andrew B. McIntyre

/s/Richard Govignon
Richard Govignon

/s/ Larry G. Swets, Jr.
Larry G. Swets, Jr.

/s/ D. Kyle Cerminara
D. Kyle Cerminara

/s/ Hassan Raza Baqar
Hassan Raza Baqar